                                                                 EXHIBIT 10(iii)

                               EXCHANGE AGREEMENT

                  THIS EXCHANGE AGREEMENT, dated February 20, 2004 (this "Agreement"), by and between CVF Technologies Corporation, a Nevada corporation with principal executive offices located at 8604 Main Street, Suite 1, Williamsville, New York 14221 (the "Company"), and The Shaar Fund, Ltd. ("Shaar").

                  WHEREAS, Shaar is the record and beneficial owner of 339,000 shares of the Company's Series B 6% Convertible Preferred Stock, par value $0.001 per share (collectively, the "Series B Preferred Shares");

                  WHEREAS, pursuant to a Certificate of Designation, substantially in the form of Exhibit A hereto (the "Series C Certificate of Designation"), the Company has created its Series C 6% Convertible Preferred Stock, par value $0.001 per share (collectively, the "Series C Preferred Shares"); and

                  WHEREAS, Shaar and the Company have agreed that Shaar will exchange (hereinafter the "Exchange") all of its right, title and interest in the Series B Preferred Shares (including all accrued and unpaid dividends thereon) for (i) 1,000,000 shares of the Company's Common Stock (the "Replacement Common Shares"), (ii) 100,000 shares of the Company's Series C Preferred Stock, convertible into 1,000,000 shares of the Company's Common Stock, subject to adjustment, and redeemable, subject to certain conditions, on the second anniversary of the date at issuance at its stated value of $10.00 per share, along with accrued and unpaid dividends and (iii) common stock purchase warrants in the form attached hereto as Exhibit B (the "Warrants"), to purchase 100,000 shares of the Company's Common Stock at an exercise price of $.35 per share, subject to adjustment, having a three year term.

                  Now, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  I.       EXCHANGE

                  Shaar and the Company hereby agrees to exchange, in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Series B Preferred Shares currently held by Shaar for the Replacement Common Shares, the Series C Preferred Shares and the Warrants. Simultaneously with the execution of this Agreement, Shaar shall surrender to the Company certificates representing 350,000 Series B Preferred Shares, duly endorsed for transfer. Simultaneously with the execution of this Agreement, the Company shall deliver to Shaar one or more duly authorized, issued and executed certificates (I/N/O Shaar or, if the Company otherwise has been notified, I/N/O Shaar's nominee) evidencing the Replacement Common Shares, the Series C Preferred Shares and the Warrants.

                  II.      SHAAR'S REPRESENTATIONS AND WARRANTIES

                  Shaar represents and warrants to and covenants and agrees with the Company as follows:

                  A. Shaar is acquiring the Replacement Common Shares, the Series C Preferred Shares, the Warrants, the Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES"), and the Common Stock issuable upon conversion or redemption of the Preferred Shares (the "CONVERSION SHARES" and, collectively with the Replacement Common Shares, the Series C Preferred Shares, the Warrants and the Warrant Shares the "SECURITIES") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

                  B. Shaar is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluation the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

                  C. Shaar understands that the Securities are being offered by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Shaar's compliance with, Shaar's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Shaar to acquire the Securities.

                  D. Shaar understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or any state securities commission.

                  E. This Agreement has been duly and validly authorized, executed and delivered by Shaar and is a valid and binding agreement of Shaar enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

                  F. Prior to the conversion of all the Series C Preferred Shares into Common Stock, neither Shaar nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter into, any put option, short position or other similar instrument or position with respect to the Common Stock and neither Shaar nor any of its affiliates nor any person acting on its or their behalf will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement; provided, however, that nothing, in this
Section II shall operate to forbid Shaar or any of its affiliates or any Person acting on its or their behalf from selling, or entering into any other transaction with respect to, the Common Stock contemporaneously with or following such date and time as the Person or Persons in whose name or names the Common Stock Delivered at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall have vested with such Person or Persons.

                  III.     THE COMPANY'S REPRESENTATIONS

                  The Company represents and warrants to Shaar that:

                  A.       CAPITALIZATION.

                           1.       The authorized capital stock of the Company
consists solely of: (x) 50,000,000 shares of Common Stock, of which 10,855,549 shares are issued and outstanding and 481,700 shares are issued and held in treasury on the date hereof; and (y) 500,000 shares of preferred stock, of which
(i) 25,000 shares are designated Redeemable Series A Preferred Stock, par value $0.001 per share, and 3,477 shares are issued and outstanding, (ii) 350,000 shares are designated Series B 6% Convertible Preferred Stock, par value $0.001 per share, and 339,000 shares are issued and outstanding; and (iii) 100,000 shares are designated Series C 6% Convertible Preferred Stock, par value $0.001 per share, no shares of which are issued and outstanding. As of the date hereof, the Company has 2,325,000 outstanding stock options to purchase shares of Common Stock and warrants outstanding to purchase 1,132,784 shares of Common Stock.

                           2.       The Conversion Shares and the Warrant Shares
have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company upon conversion of the Series C Preferred Shares and on exercise of the Warrants will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder.

                           3.       Except as may exist in favor of Shaar, there
are no preemptive, subscription, "call," right of first refusal or other similar rights to acquire any capital stock of the Company or other voting securities of the Company that have been issued or granted to any person or any other obligations of the Company (other than those options and warrants disclosed in Section A.(l) above)to issue, grant, extend or enter into any security, option, warrant, "call," right, commitment, agreement, arrangement or undertaking with respect to any of its capital stock.

                  B.       REPORTING COMPANY STATUS.

                           The Company has registered the Common Stock pursuant
to section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Common Stock is listed and traded on the American Stock Exchange (the "Amex"). The Company has received notices regarding the eligibility of the Common Stock for such listing on the Amex. The Company does not believe any termination or discontinuance of its eligibility is imminent.

                  C. AUTHORIZATION. The Company (i) has duly and validly authorized and reserved for issuance 1,100,000 shares of Common Stock, sufficient in number for the conversion of the Series C Preferred Shares and the exercise of the Warrants, and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion of the Series C Preferred Shares and the exercise of the Warrants. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Series C Preferred Shares and Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Series C Certificate of Designation and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. Section 101 et seq. (the "BANKRUPTCY CODE"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the conversion of the Series C Preferred Shares and the exercise of the Warrants. The Company agrees, without cost or expense to Shaar, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

                  D. AUTHORITY; VALIDITY AND ENFORCEABILITY. The Company has the requisite corporate power and authority to perform its obligations under the Series C Certificate of Designation and to enter into the Documents (as hereinafter defined), and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Shaar of the Securities). The execution, delivery and performance by the Company of the Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation the issuance of the Replacement Common Shares, the Series C Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares and the Warrant Shares), have been duly authorized by all necessary corporate action on the part of the Company. Each of the Documents has been duly and validly executed and delivered by the Company and the Series C Certificate of Designation has been duly filed with the Nevada Secretary of State's office by the Company and each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. For purposes of this Agreement, the term "DOCUMENTS" MEANS (i) this Agreement;
(ii) the Series C Certificate of Designation; and (iii) the Warrants.

                  E. VALIDITY OF ISSUANCE OF SECURITIES. As of the Closing Date, the Replacement Common Shares, the Series C Preferred Shares and the Warrants, and the Conversion Shares and the Warrant Shares upon their issuance, will be validly issued and outstanding, fully paid and nonassessable, and not subject to any preemptive rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights.

                  F. NON-CONTRAVENTION. Except for such notice filings as may be required under applicable federal and state securities laws, the execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the Certificate of Incorporation or By-Laws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or its properties or assets, or (iii) any law applicable to the Company or its respective properties or assets.

                  G. APPROVALS. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Replacement Common Shares, the Series C Preferred Shares or the Warrants (and the Conversion Shares and Warrant Shares) to Shaar as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

                  H. COMMISSION FILINGS. Except for its failure to have timely filed its Form 10-QSB for the quarter ended March 31, 2003, the Company has properly and timely filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since October 1, 1996 (the "COMMISSION FILINGS"). As of their respective dates, (i) the Commission Filings complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings, and
(ii) none of the Commission Filings contained at the time of their filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with, generally accepted accounting principles in the United States ("GAAP") (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its material subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

                  I. SECURITIES LAW MATTERS. Assuming the accuracy of the representations and warranties of Shaar set forth in Section II hereof, the Exchange is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of the Series C Preferred Shares or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Shaar of the Replacement Common Shares, the Series C Preferred Shares and the Warrants (and the Conversion Shares and the Warrant Shares) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or affiliates in connection with the offer or sale of the Replacement Common Shares, the Series C Preferred Shares and the Warrants (and the Conversion Shares and the Warrant Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

                  J. DIVIDENDS. The timely payment of dividends on the Series C Preferred Shares as specified in the Series C Certificate of Designation is not prohibited by the Certificate of Incorporation or By-Laws of the Company or any agreement, contract, documents or other undertaking to which the Company is a party.

                  K. NO MISREPRESENTATION. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to Shaar pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

                  L. FINDER'S FEE. There are no finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Shaar is liable or responsible.

                  IV.      CERTAIN COVENANTS AND ACKNOWLEDGMENTS

                  A. RESTRICTIVE LEGEND. The Company and Shaar acknowledge that the sale by Shaar of Replacement Common Shares, the Series C Preferred Shares, and, upon issuance, the Conversion Shares may be effected by Shaar pursuant to the Rule 144(k) under the Securities Act of 1933. Shaar acknowledges and agrees that, upon issuance pursuant to this Agreement, the Warrant Shares shall have endorsed thereon a legend in substantially the following form (and a stop- transfer order may be placed against transfer of the Warrant Shares until such legend has been removed):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

                  B. FILINGS. The Company shall make all necessary Commission Filings and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to Shaar as required by all applicable laws, and shall provide a copy thereof to Shaar promptly after such filing.

                  C. REPORTING STATUS. So long as Shaar beneficially owns any of the Securities, the Company shall timely file all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

                  D. LISTING. Except to the extent the Company lists its Common Stock on The New York Stock Exchange or the Nasdaq National Market System, the Company shall use its best efforts to maintain its listing of the Common Stock on the Amex. If the Common Stock is delisted from the Amex, the Company will use its best efforts to list the Common Stock on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on.

                  E. RESERVED CONVERSION SHARES. The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for the conversion in full of the Series C Preferred Shares and the exercise in full of the Warrants.

                  F. RIGHT OF FIRST REFUSAL. If, during the period commencing on the date hereof and ending two years after the Closing Date (the "RIGHT OF FIRST REFUSAL PERIOD"), the Company should propose (the "PROPOSAL") to issue Common Stock or securities convertible into Common

Stock (excluding compensatory options or warrants issued to employees, directors and service providers at exercise prices not less than fair market value at the time of issuance, which issuances are approved by the Board of Directors of the Company) or debt at less than par value or having an effective annual interest rate in excess of 11.9% and which would cause the Company upon issuance to have aggregate indebtedness in respect of money borrowed in excess of $1,250,000 (each a "RIGHT OF FIRST REFUSAL SECURITY" and collectively, the "RIGHT OF FIRST REFUSAL SECURITIES"), in each case on the date of issuance the Company shall be obligated to offer a portion of such Right of First Refusal, Securities to Shaar on the terms set forth in the Proposal (the "Offer") and Shaar shall have the right, but not the obligation, to accept such Offer on such terms. The portion of the Right of First Refusal Securities offered to Shaar will be equal to the total number (or, if debt securities are being offered, the total principal amount of such debt securities) of Right of First Refusal Securities being offered by the Company multiplied by the fully diluted percentage of the Company's common stock then owned by Shaar; provided, however, that in no event will such fully diluted percentage exceed Shaar's fully diluted percentage computed as of the Closing Date. The Company shall provide written notice to Shaar of any Proposal, setting forth in full the terms and conditions thereof, and Shaar shall then have 10 business days to accept or reject the Offer in writing. If Shaar rejects the Offer or fails to respond within such 10-day period, the Company may proceed with the issuance of the Right of First Refusal Securities free from any rights of Shaar under this Section.

                  G. INFORMATION. Each of the parties hereto acknowledges and agrees that Shaar shall not be provided with, nor be given access to, any material non-public information relating to the Company and the Material Subsidiaries.

                  H. ACCOUNTING AND RESERVES. The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true and correct entries shall be made of its transactions, all in accordance with GAAP applied on a consistent basis through all periods, and shall set aside on such books for each fiscal year all such proper reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

                  I. ISSUANCES OF ADDITIONAL CONVERTIBLE PREFERRED SHARES OR CONVERTIBLE DEBENTURES. So long as Shaar beneficially owns any of the Series C Preferred Shares, the Company shall not issue any additional convertible preferred stock or convertible debt securities, in each case, convertible into Common Stock at a floating conversion price without the prior written consent of Shaar.

                  J. PRESS RELEASE. Following the consummation of the transactions contemplated hereto, the parties hereto with jointly issue a press release substantially in the form of Exhibit C hereto.

                         V. TRANSFER AGENT INSTRUCTIONS

                  A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Section V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Common Stock and that the Conversion Shares and the Warrant Shares otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. Nothing contained in this Section V A. shall affect in any way Shaar's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, Shaar provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by Shaar of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

                  B. Shaar shall have the right to convert the Series C Preferred Shares by telecopying an executed and completed Notice of Conversion (as defined in the Series C Certificate of Designation) to the Company. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date (as defined in the Series C Certificate of Designation). The Company shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of any Series C Preferred Shares (together with certificates evidencing any Series C Preferred Shares not being so converted) to Shaar via express courier, by electronic transfer or otherwise, within five business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). Within 30 days after Shaar delivers the Notice of Conversion to the Company, Shaar shall deliver to the Company the Series C Preferred Shares being converted.

                  C. Shaar shall have the right to purchase shares of Common Stock pursuant to exercise of the Warrants in accordance with its applicable terms of the Warrants. The last date that the Company may deliver shares of Common Stock issuable upon any exercise of Warrants is referred to herein as the "Warrant Delivery Date."

                  D. The Company understands that a delay in the issuance of the shares of Common Stock upon the conversion of the Series C Preferred Shares or exercise of the Warrants beyond the Delivery Date or Warrant Delivery Date could result in economic loss to Shaar. As compensation to Shaar for such loss (and not as a penalty), the Company agrees to pay to Shaar for late issuance of Common Stock issuable upon conversion of the Series C Preferred Shares or exercise of the Warrants in accordance with the following schedule (where "No. Business Days" is defined as the number of business days beyond thirty days from the Delivery Date or the Warrant Delivery Date, as applicable):

                                              COMPENSATION FOR EACH 10 SHARES OF
                                                 SERIES C PREFERRED SHARES NOT
                                              CONVERTED TIMELY OR 500 SHARES OF
                                                 COMMON STOCK UPON EXERCISE OF
NO. BUSINESS DAYS                                 WARRANTS NOT ISSUED TIMELY
-----------------                             ----------------------------------
        1                                                    $25
        2                                                     50
        3                                                     75
        4                                                    100
        5                                                    125
        6                                                    150
        7                                                    175
        8                                                    200
        9                                                    225
       10                                                    250
  more than 10                                 $250 + $100 for each Business
                                                  Day Late Beyond 10 days

The Company shall pay to Shaar the compensation described above by the transfer of immediately available funds upon Shaar's demand. Nothing herein shall limit Shaar's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to Shaar, and in addition to any other remedies which may be available to Shaar, in the event the Company fails for any reason to effect delivery of such shares of Common Stock within thirty business days after the Delivery Date or the Warrant Delivery Date, as applicable, Shaar shall be entitled to rescind the relevant Notice of Conversion or exercise of Warrants by delivering a notice to such effect to the Company, whereupon the Company and Shaar shall each be restored to their respective original positions immediately prior to delivery of such Notice of Conversion on delivery.

                                VI. CLOSING DATE

                  The date and time (THE "CLOSING DATE") of the Exchange (the "CLOSING") shall be February 27, 2004 at 10:00 a.m., time being of the essence, or such other date and time as shall be mutually agreed upon in writing.

                  VII. CONDITIONS TO THE COMPANY'S OBLIGATIONS

                  The Company's obligation to complete the Exchange pursuant to this Agreement is conditioned upon:

                  E. Delivery by Shaar to the Company of the Series B Preferred Stock;

                  F. Delivery by Shaar to the Company of a general release, substantially in the form of Exhibit D hereto,

                  G. The accuracy on the Closing Date of the representations and warranties of Shaar contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Shaar in all material respects on or before the Closing Date of all covenants and agreements of Shaar required to be performed by it pursuant to this Agreement on or before the Closing Date; and

                  H. There shall not be in effect any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

                     VIII. CONDITIONS TO SHAAR'S OBLIGATIONS

                  Shaar's obligation to complete the Exchange pursuant to this Agreement is conditioned upon:

                  A. Delivery by the Company to Shaar of evidence that the Series C Certificate of Designation has been filed and is effective.

                  B. Delivery by the Company to Shaar of one or more certificates (I/N/O Shaar or I/N/O Shaar's nominee) evidencing the Securities to be acquired by Shaar pursuant to this Agreement;

                  C. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all material respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date, all of which shall be confirmed to Shaar by the chief executive officer of the Company by delivery of a certificate to that effect;

                  D. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the Amex,
(ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions, or (iv) in the case of the foregoing, existing at the date of this Agreement, a material acceleration or worsening thereof;

                  E. Delivery by the Company to Shaar of a general release, substantially in the form of Exhibit E hereto;

                  F. There shall not be in effect any law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

                  G. Delivery by the Company of irrevocable instructions to the Company's transfer agent to reserve 1,100,000 shares of Common Stock for issuance of the Conversion Shares and the Warrant Shares;

                  H. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company; and

                  I. Shaar shall have received such additional documents, certificates, payment, assignments, transfers and other delivers, as it or its legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.

                                 IX. TERMINATION

                  A. TERMINATION BY MUTUAL WRITTEN CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and Shaar.

                  B. TERMINATION BY THE COMPANY OR SHAAR. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or Shaar if (i) the Closing shall not have occurred at or prior to 5:00 p.m., New York City time, on March 5, 2004 (the "LATEST CLOSING DATE"); provided, however, that the right to terminate this Agreement pursuant to this Section IX.B. shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur at or before such time and date.

                  C. TERMINATION BY SHAAR. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Shaar at any time prior to the Closing Date, if (i) the Company shall have failed to comply in all material respects with its covenants or agreements contained in this Agreement, (ii) there shall have been a breach by the Company with respect to any representation or warranty made by it in this Agreement, (iii) there shall have occurred any event or development, or there shall be in existence any condition, having or reasonably likely to have a material adverse effect upon the Company or (iv) the Company shall have failed to satisfy the conditions provided in Section VII hereof.

                  D. TERMINATION BY THE COMPANY. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) Shaar shall have failed to comply in all material respects with its covenants or agreements contained in this Agreement or (ii) there shall have been a breach by Shaar with respect to any representation or warranty made by it in this Agreement.

                  E. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to this Section IX, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except that the provisions of Article X, this Section IX.E and Section IX.F shall survive any such termination; provided, however, that no party shall be released from any liability hereunder if this Agreement is terminated and the transactions contemplated hereby abandoned by reason of (i) willful failure of such party to perform its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

                          X. SURVIVAL; INDEMNIFICATION

                  A. The representations, warranties and covenants made by each of the Company and Shaar in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

                  B. The Company hereby agrees to indemnify and hold harmless Shaar, its Affiliates and their respective officers, directors, partners and members (collectively, the "SHAAR INDEMNITEES"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse Shaar Indemnitees for all out of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by Shaar Indemnitees and to the extent arising out of or in connection with:

                           1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents;

                           2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents.

                  C. Shaar hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "COMPANY INDEMNITEES"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                           1. any misrepresentation, omission of fact, or breach of any of Shaar's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Shaar pursuant to this Agreement or the other Documents; and

                           2. any failure by Shaar to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by Shaar pursuant to this Agreement or the other Documents.

                  D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section X (an "INDEMNIFIED PARTY") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "CLAIM"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section X is being sought (the "INDEMNIFYING PARTY") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

                  E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                XI. GOVERNING LAW

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state.

                         XII. SUBMISSION TO JURISDICTION

                  Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and the other Documents. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by certified or registered airmail at its address specified in Section XVIII. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                            XIII. WAIVER OF JURY TRIAL

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

                          XIV. COUNTERPARTS; EXECUTION

                  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                                  XV. HEADINGS

                  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                                XVI. SEVERABILITY

                  In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

             XVII. ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

                  This Agreement and the Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing, by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                                 XVIII. NOTICES

                  Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                  A.       if to the Company, to:

                           CVF Technologies Corporation
                           8604 Main Street, Suite 1
                           Williamsville, NY 14221
                           Attention. Jeffrey I. Dreben
                           (716)565-4711
                           (716)565-4717 (Fax)

                           with a copy to:

                           Hodgson Russ LLP
                           One M&T Plaza, Suite 2000
                           Buffalo, NY 14203-2391
                           Attention: John J. Zak, Esq.
                           (716)848-1253
                           (716)849-0349 (Fax)

                  B.       if to Shaar, to:

                           The Shaar Fund, Ltd.
                           c/o Levinson Capital Management
                           350 Fifth Avenue, Suite 2210
                           New York, NY 10118
                           Attention: Samuel Levinson
                           (212)432-7711
                           (212)432-7771 (Fax)
                           with a copy to:

                           Meltzer, Lippe & Goldstein, LLP
                           190 Willis Avenue
                           Mineola, New York 11501
                           Attention: Ira Halperin, Esq.
                           (516)747-0300
                           (516)747-0653 (Fax)

The Company or Shaar may change the foregoing address by notice given pursuant to this Section XVIII.

                              XIX. CONFIDENTIALITY

                  Each of the Company and Shaar agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act).

                              XX. NON DISPARAGEMENT

                  Each of the Company and Shaar agrees not to make or cause to be made any statement, oral, written or electronic, which disparages the other, or the other's respective officers, directors, employees and affiliates.

                                 XXI. ASSIGNMENT

                  This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Shaar may assign its rights and obligations hereunder, in whole or in part, to any affiliate of Shaar.

                            [SIGNATURE PAGE FOLLOWS.]

                  In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                                 CVF TECHNOLOGIES CORPORATION

                                                 By: /s/ Jeffrey J. Dreben
                                                     ---------------------------
                                                     Name:  Jeffrey J. Dreben
                                                     Title: President

'
                  In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                           THE SHAAR FUND, LTD.


                                           By: InterCaribbean Services, Ltd.,
                                               Sole Director


                                           By: /s/ Claudio Cecchini
                                               ------------------------------
                                               Name: Claudio Cecchini
                                                     ------------------------
                                               Title: Attorney-in-Fact



                                           By: /s/ Patrick G. Fenlon
                                               ------------------------------
                                               Name: Patrick G. Fenlon
                                                     ------------------------
                                               Title: Attorney-in-Fact

                                                                       EXHIBIT A

                           CERTIFICATE OF DESIGNATION

                                                                       EXHIBIT B

                         COMMON STOCK PURCHASE WARRANTS

                                                                       EXHIBIT C

                                  PRESS RELEASE

                    CVF TECHNOLOGIES CORPORATION RESTRUCTURES
                                PREFERRED SHARES

CVF Technologies Corporation and the holder of its outstanding Series B Convertible Preferred Stock entered into a transaction to restructure the Company's equity.

On February______, 2004, the holder exchanged its Series B Convertible Preferred Stock with a stated value of $3,390,000 and accrued dividends of approximately $630,000, which was accruing dividends at an annual rate of 10%, for 1,000,000 shares of CVF common stock and a new Series C 6% Convertible Preferred Stock with a stated value of $1,000,000, convertible into common stock at $1 per share. The 6% annual dividend will accrue for two years and be payable on February_______, 2006 and semi-annually thereafter. The Series C Preferred will be subject to mandatory redemption on February___________, 2006; however, CVF's obligation to redeem will be limited to cash available to it at that time in excess of one year's prospective working capital. CVF also issued to the former Series B holder a three-year warrant to purchase 100,000 shares of CVF common stock at an exercise price of $.35 per share.

This represents an important and beneficial development for CVF and all of its shareholders. The former Series B holder's agreement to restructure its preferred stock significantly streamlines the Company's capital structure, largely eliminating the overhand on CVF's common shares and creating a stronger company going forward. CVF appreciates the holder's professionalism throughout this process, and its willingness to work constructively on behalf of the Company and the interests of all shareholders and other constituencies.

                                                                       EXHIBIT D

                                  SHAAR RELEASE

         For and in consideration of the obligations of THE SHAAR FUND, LTD. ("SHAAR"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CVF TECHNOLOGIES CORPORATION ("CVF"), individually and derivatively and on behalf of its predecessors, successors, affiliates, subsidiaries, heirs, trustees, officers, directors, successors and assigns (hereinafter individually and collectively referred to as the "CVF Releasing Parties"), hereby release, acquit, and forever discharge SHAAR, its subsidiaries, affiliates, advisors, including, without limitation, Shaar Advisory Services, N.V., Levinson Capital Management LLC, Cita Investments Israel Ltd., and all of its officers, directors, members, shareholders, employees, consultants, attorneys, representatives, agents, predecessors, successors, assigns, heirs, executors, administrators and personal representatives and each and every one of them, including, without limitation, Sam Levinson and Uri Wolfson, (hereinafter individually and collectively referred to as the "Shaar Released Parties") of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, judgments, obligations, liabilities, controversies, costs, expenses, attorneys' fees, executions, claims, and demands whatsoever, whether known or unknown, asserted or unasserted, in law or equity, of every kind and nature whatsoever, which the CVF Releasing Parties ever had, now have, or hereafter can, shall, or may have, or claim to have, against the Shaar Released Parties, for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date hereof (collectively, the "Shaar Released Claims"), but expressly excluding from the Shaar Released Claims (i) any claim arising under the Exchange Agreement, dated February 20,2004, between SHAAR and CVF (the "Exchange Agreement"), (ii) any claim with respect to any act or omission that occurs after the time that the Exchange Agreement is executed and delivered and
(iii) any claim pursuant to any equity or debt security issued by CVF, or any right to acquire any equity or debt security of CVF, registered in the name of SHAAR or any nominee of SHAAR, which debt or equity security or right is acquired by or after the date of this Release. The Shaar Released Claims include, without limitation, any claims for breach of implied or express contract, interference with contract, breach of promise, promissory estoppel, misrepresentation, negligence, negligent misrepresentation, breach of fiduciary duty, actual or constructive fraud, including, without limitation, common law fraud or fraud asserted under any statutory theory under any federal or state law and including, without limitation, under any theory of primary, secondary or control person liability, estoppel, defamation, conspiracy, business or economic interference, violation of any federal or state securities law or administrative regulation, violation of public policy and for attorneys' or other professional fees, that the CVF Releasing Parties, including, without limitation, their successors, trustees, heirs, executors, administrators, successors and assigns, now have, ever had or may hereafter have, whether known or unknown, suspected or unsuspected, up to and including the date of this Release.

         This RELEASE may not be changed orally.

         IN WITNESS WHEREOF, the RELEASOR has duly executed this Release as of the 27th day of February, 2004.

                                    CVF TECHNOLOGIES CORPORATION

                                    By:_________________________________________

                                                                       EXHIBIT E

                                COMPANY RELEASE

         For and in consideration of the obligations of CVF TECHNOLOGIES CORPORATION ("CVF"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, THE SHAAR FUND, LTD. ("SHAAR"), individually and derivatively and on behalf of its predecessors, successors, affiliates, subsidiaries, heirs, trustees, officers, directors, successors and assigns, including, without limitation, Shaar Advisory Services N.V., Levinson Capital Management LLC, Cita Investments Israel Ltd., Sam Levinson and Uri Wolfson (hereinafter individually and collectively referred to as the "SHAAR Releasing Parties"), hereby release, acquit, and forever discharge CVF, its subsidiaries, affiliates, advisors, and all of its officers, directors, members, shareholders, employees, consultants, attorneys, representatives, agents, predecessors, successors, assigns, heirs, executors, administrators and personal representatives and each and every one of them, (hereinafter individually and collectively referred to as the "CVF Released Parties") of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, judgments, obligations, liabilities, controversies, costs, expenses, attorneys' fees, executions, claims, and demands whatsoever, whether known or unknown, asserted or unasserted, in law or equity, of every kind and nature whatsoever, which the SHAAR Releasing Parties ever had, now have, or hereafter can, shall, or may have, or claim to have, against the CVF Released Parties, for, upon, or by reason of any matter, cause of action, or thing, whatsoever from the beginning of the world to the date hereof (collectively, the "CVF Released Claims"), but expressly excluding from the CVF Released Claims (i) any claim arising under the Exchange Agreement, dated February 20, 2004, between CVF and SHAAR (the "Exchange Agreement") and (ii) any claim with respect to any act or omission that occurs after the time that the Exchange Agreement is executed and delivered. The CVF Released Claims include, without limitation, any claims for breach of implied or express contract, interference with contract, breach of promise, promissory estoppel, misrepresentation, negligence, negligent misrepresentation, breach of fiduciary duty, actual or constructive fraud, including, without limitation, common law fraud or fraud asserted under any statutory theory under any federal or state law and including, without limitation, under any theory of primary, secondary or control person liability, estoppel, defamation, conspiracy, business or economic interference, violation of any federal or state securities law or administrative regulation, violation of public policy and for attorneys' or other professional fees, that the SHAAR Releasing Parties, including, without limitation, their successors, trustees, heirs, executors, administrators, successors and assigns, now have, ever had or may hereafter have, whether known or unknown, suspected or unsuspected, up to and including the date of this Release.

         This RELEASE may not be changed orally.

         IN WITNESS WHEREOF, the RELEASOR has duly executed this Release as of the 27th day of February, 2004.

                                             THE SHAAR FUND, LTD.

                                             By: InterCaribbean Services, Ltd.,
                                                 Sole Director

                                             By:________________________________
                                                Name:
                                                Title: Attorney-in-Fact

                                             By:________________________________
                                                Name:
                                                Title: Attorney-in-Fact